EXHIBIT 21


                             SUBSIDIARIES
                             ------------

The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.


                                                   Jurisdiction
Name of Company                                  of Incorporation
---------------                                  ----------------

Beckman Analytical S.p.A.                         Italy
Beckman Coulter Eurocenter S.A.                   Switzerland
Beckman Coulter Canada Inc.                       Canada

Beckman Instruments (Naguabo) Inc.                California
Beckman Instruments Espana S.A.                   Spain
Beckman Coulter France S.A.                       France

Beckman Coulter G.m.b.H.                          Germany
Beckman Coulter Hong Kong Ltd.                    Hong Kong
Beckman Instruments (Ireland) Inc.                Panama

Beckman Coulter K.K.                              Japan
Beckman Coulter United Kingdom Ltd.               England
Beckman Coulter International S.A.                Switzerland

Coulter Corporation                               Delaware
Coulter Electronics Industria E Comercia LTDA     Brazil
Beckman Coulter de Mexico S.A. de C.V.            Mexico

Coulter Scientific, Inc.                          Illinois
Hybritech Incorporated                            California